Exhibit 99.1

ClearPoint Announces Financial Results for the Third Quarter 2007

•	ClearPoint reports positive EBITDA of $1.8 million

•	Top line growth of 79% to $52.4 million in revenue year over year

•	Franchise and affiliate operations now include more than 60 locations

•	Over $75 million in systems billings for the third quarter of 2007

•	Net loss for the third quarter of $158,000

CHALFONT, Pa., Nov.13 /PRNewswire-FirstCall/ — ClearPoint Business Resources, Inc. (Nasdaq: CPBR—News), a provider of innovative technology and business process outsourcing, workforce management solutions and services, today announced its financial results for its fiscal third quarter ended September 30, 2007.

Michael Traina, Chief Executive Officer of ClearPoint, stated, “In the third quarter, we completed the integration and consolidation of the ASG acquisition announced in the first half of the year. We also completed the migration of the branch-based staffing business to a franchise model. As a result of these and other initiatives, we are experiencing record weekly system billings at a rate of approximately $6.7 million per week. Launching our I-Labor solution in the third quarter was a critical step in ClearPoint’s goal of creating a simple and effective way for our customers to procure and manage their contingent labor workforce. We expect the I-Labor solution to further increase our weekly run rate and expand our operating margin as we head into 2008.”

I-Labor is instrumental in winning new business with Fortune 500 customers

The I-Labor Network is a proprietary technology that provides ClearPoint with the ability to offer its customers a comprehensive web-based portal to streamline the process involved in procurement and management of contingent workforces through a network of franchisees and affiliates of ClearPoint. The product offering provides the customer with one contract and one contact point to order temporary staff on a national scale, without the requirement to implement costly systems integration. The I-Labor Network is a novel method of staffing a contingent workforce, reflecting a major shift in the industry. ClearPoint completed the I-Labor Network in the third quarter of 2007 and began servicing new Fortune 500 customers.

CEO Michael Traina commented, “We are pleased at how quickly customers have embraced our I-Labor Network. This technology product offering allows us to significantly expand our system billings while maintaining a cost-effective overhead structure. We believe I-Labor is the future of labor procurement, as evidenced by our ability to place associates in more than 1,000 different locations in only eight weeks of operation.”

Review of Third Quarter 2007 Earnings and Impact of Franchise Conversion on EBITDA

Throughout the quarter, the Company converted different offices into franchise operations at different times (Northern California in July; Transportation offices in mid-August; Florida offices in late August; Southern California in early September). Only one full month is reflected in the third quarter on the positive impact on EBITDA of the franchise model. Set forth below is an explanation of the impact of the conversion on the earnings for the third quarter and the pro forma EBITDA for ClearPoint assuming the franchise operations were all in place as of July 1, 2007.

		2007		2006
Net Income (Loss) for three months ended, September 30		$(0.16 million	)	$0.35 million
Depreciation and amortization		$1.40 million		$0.48 million
Interest (expense)		$0.53 million		$0.75 million
Other income (expense)		—		$(0.07 million	)
Benefit from income taxes		$0.04 million		$0.49 million

Actual EBITDA for three months ended September 30	(1)	$1.81 million		$2.00 million

If the franchise model had been fully implemented as of July 1, 2007, pro-forma EBITDA would have been approximately $2.1 million based on actual system billings of $75.9 million for third quarter of 2007. The following chart summarizes the adjustments related to actual EBITDA versus the pro-forma EBITDA under the franchise model:

Actual EBITDA for three months ended September 30, 2007	(1)	$1.81 million

Non-recurring Operating Expenses based on franchise conversion:		$2.15 million

Non-recurring Gross Profit based on franchise conversion:		$(1.21 million	)

Restructuring Expense (Income):		$(0.65 million	)

Pro Forma EBITDA under franchise model three months ended September 30, 2007	(2)	$2.10 million

The pro forma results included in this press release are not necessarily indicative of the results that may have actually occurred had the franchise model been fully implemented as of July 1, 2007. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

Results for the Third Quarter and First Nine Months of 2007

System billings (3) for the third quarter of 2007 were $75.9 million, representing an increase of $15 million over the second quarter of 2007. System billings, a non-GAAP measure, represent the total dollar amount that was billed and flowed through ClearPoint and all its business units.

Revenues for the third quarter of 2007 were $52.4 million, representing an increase of 79% over the $23.2 million recorded in the third quarter of 2006. The third quarter of 2007 included revenues resulting from the Company’s acquisition of ASG in February 2007. “We are pleased to see that the company continued its strong revenue growth in this quarter and successfully completed the evolution of its business model to more technology focused offering”, commented Chris Ferguson, President of ClearPoint.

Gross profit for the third quarter of 2007 was $5.9 million with a gross profit margin of 11.2%, compared to gross profit for the third quarter of 2006 of $5.1 million with a gross profit margin of 17.3%. The lower gross profit margin in 2007 is a function of the evolution of ClearPoint’s business model which reflects increased Human Resource Outsourcing (HRO) business and the transformation of the staffing business to a franchise model. Although gross margin is lower as a percentage of revenue, this evolution also allows for a streamlining of the operating expenses and a higher rate of flow through to the bottom line, and contributes to higher EBITDA, operating profit and net earnings.

EBITDA for the third quarter of 2007 was $1.8 million compared to $2.0 million in the third quarter of 2006, Mr. Traina commented, “We expect EBITDA margins to improve, now that the franchise model is completely in place and we continue to roll out our proprietary I-Labor and VMS products which provide the company with the ability to leverage its technology infrastructure.”

Income from operations for the third quarter of 2007 was $0.4 million compared to $1.5 million for the third quarter of 2006. The decrease is largely attributable to the aforementioned increase in amortization expense related to the contract rights acquired in the acquisition of ASG.

Net loss for the third quarter of 2007 was $0.2 million, or $0.01 per basic and diluted share, compared with a net income of $0.3 million, or $0.06 per basic and diluted share, in the third quarter of 2006.

Revenues for the first nine months of 2007 were $139.7 million, representing an increase of 65% over the $84.8 million recorded in the first nine months of 2006. Fiscal 2007 included revenues from the Company’s acquisition of ASG in February 2007.

Gross profit for the first nine months of 2007 was $19.7 million with a gross profit margin of 14.1% compared to gross profit for the first nine months of 2006 of $14.8 million with a gross margin of 17.5%.

Income from operations for the first nine months of 2007 was a loss of $6.4 million compared to income of $2.7 million for the first nine months of 2006. Fiscal 2007 included $2.2 million in restructuring charges associated with the acquisition of ASG and an increase of $1.9 million in depreciation and amortization expense as a result of the contract rights acquired with the ASG acquisition.

Net loss for the first nine months of 2007 was $6.4 million, or $0.53 per basic and diluted share, compared with a net loss of $0.4 million, or $0.07 per basic and diluted share, in the first nine months of 2006.

Mr. Traina concluded, “The third quarter was a significant milestone for ClearPoint as we began to reap the benefits of the foundation we have put in place for future growth and increased shareholder value. We believe that the full benefit of our franchise model and our evolution into a technology-based outsourcing company will be reflected in the fourth quarter of 2007 in improved EBITDA margins and there is strong indication that the I-Labor Network will continue to gain traction and attention from new customers. ClearPoint will continue its evolution as an innovative leader in providing workforce management and technology solutions for the rapidly evolving human capital industry.”

Non-GAAP Financial Measures

EBITDA (1) is equal to Income (loss) from operations plus depreciation and amortization. Pro-forma EBITDA (2) is equal to Income (loss) from operations plus depreciation and amortization plus or minus non-recurring items. ClearPoint believes that the presentation of EBITDA and Pro-forma EBITDA included in this release provides useful information to investors regarding its results of operations because they assist in analyzing and benchmarking the performance and value of its business. Although ClearPoint uses EBITDA and Pro-forma EBITDA as a financial measure to assess the performance of its business, their use is limited because they do not contain material costs, such as interest and taxes, necessary to operate its business. EBITDA and Pro-forma EBITDA should be considered in addition to and not a substitute for Income (loss) from operations and Net income (loss) in accordance with GAAP as a measure of performance.

System billings (3), a non-GAAP measure, represent the total dollar amount that was billed and flowed through ClearPoint and all its business units. ClearPoint believes that the presentation of System Billings included in this release provides useful information to investors regarding its results of operations because they assist in analyzing and benchmarking the performance and value of its business. Although ClearPoint uses System Billings as a financial measure to assess the performance of its business, their use is limited because they contain payments to vendors or payroll which are not included in the GAAP measurement of Net Revenue. System Billings should be considered in addition to and not a substitute for Net Revenue in accordance with GAAP as a measure of performance. The following table set for below illustrates the system billings for the third quarter 2007, as defined by ClearPoint, that reconciles to net revenue:

Revenue for three months ended, September 30, 2007		$52.4 million

Payments to vendors or payroll not included in GAAP measurement of Net Revenue		$23.5 million

System Billings for three months ended September 30, 2007	(3)	$75.9 million

Conference Call Information

As previously announced, ClearPoint will hold a conference call to discuss the third quarter 2007 results at 5:30p.m. ET on November 13, 2007. Interested parties may access the call toll free by calling (866) 225-8754 from within the United States, or (480) 629-9562 if calling internationally, approximately five minutes prior to the start of the call. A replay will be available through November 20, 2007, and can be accessed by dialing (800) 406-7325 (U.S.) or (305) 590-3030 (International), PIN: 3804338. This call is being web cast by ViaVid Broadcasting and can be accessed at ClearPoint’s website at www.clear-point.com. The web cast may also be accessed at ViaVid’s website at www.viavid.net. The web cast can be accessed for 30 days after the call on either site.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to ClearPoint’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. The risks and uncertainties discussed in the section “Risk Factors” included in the reports filed by ClearPoint with the SEC should be considered in evaluating ClearPoint’s forward-looking statements. Such risk factors could cause actual results to differ materially from those in the forward-looking statements. You should not place undue reliance on ClearPoint’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and ClearPoint undertakes no obligation to update or revise any forward-looking statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
REVENUES	$52,426,731	$29,260,836	$139,669,803	$84,800,237
COST OF SERVICES	46,547,818	24,199,382	120,014,617	69,993,006

GROSS PROFIT	5,878,913	5,061,454	19,655,186	14,807,231

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,718,843	3,059,860	22,110,815	10,088,857
RESTRUCTURING (INCOME) EXPENSE	(650,884)	—	2,201,116	—
DEPRECIATION AND AMORTIZATION EXPENSE	1,400,523	479,458	3,926,446	2,010,231

INCOME (LOSS) FROM OPERATIONS	410,431	1,522,136	(6,382,075)	2,708,143

OTHER INCOME (EXPENSE)
Other income	—	6,124	654,385	23,369
Interest (expense)	(529,015)	(754,064)	(1,626,828)	(2,547,651)
Interest income (expense) on warrant liability	—	64,069	—	(50,655)
Other (expense)	—	—	(438,526)	(20,000)
Prepayment penalty on early retirement of debt	—	—	(1,949,928)	—

TOTAL OTHER INCOME (EXPENSE)	(529,015)	(683,871)	(3,360,897)	(2,594,937)

INCOME (LOSS ) BEFORE INCOME TAX EXPENSE (BENEFIT)	(118,584)	838,265	(9,742,972)	113,206
INCOME TAX EXPENSE (BENEFIT)	39,620	491,235	(3,353,119)	525,203

NET INCOME (LOSS)	$(158,204)	$347,030	$(6,389,853)	$(411,997)

INCOME (LOSS) PER COMMON SHARE
Basic and Diluted	$(0.01)	$0.06	$(0.53)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	13,208,916	6,051,549	12,090,189	6,051,549

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$1,858,627	$499,654
Accounts receivable, net of allowance for doubtful accounts of $686,000 and $405,000 at September 30, 2007 and December 31, 2006, respectively	20,878,354	11,198,359
Unbilled revenue	2,838,265	2,055,511
Prepaid expenses and other current assets	3,713,038	1,584,670
Deferred income taxes	2,702,062	157,950

TOTAL CURRENT ASSETS	31,990,346	15,496,144
EQUIPMENT, FURNITURE AND FIXTURES, net	1,511,813	650,568
INTANGIBLE ASSETS, net	6,469,203	2,455,452
GOODWILL	16,821,586	255,586
DEFERRED INCOME TAXES, net of current portion	1,451,447	570,795
DEFERRED FINANCING COSTS, net	113,989	399,463
OTHER ASSETS	4,072,502	2,424,950

TOTAL ASSETS	$62,430,886	$22,252,958

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
CURRENT LIABILITIES
Current portion of long-term debt	$1,000,000	$—
Current portion of notes payable	1,949,458	450,000
Accounts payable	3,407,583	1,719,696
Accrued expenses and other current liabilities	6,411,564	2,064,379
Accrued payroll and related taxes	5,535,323	2,124,008
Retirement benefit payable	77,257	68,065
Current portion of accrued restructuring costs	203,766	—

TOTAL CURRENT LIABILITIES	18,584,951	6,426,148
REVOLVING CREDIT FACILITY	14,821,143	—
ACCRUED RESTRUCTURING COSTS, net of current	1,249,020	—
LONG-TERM DEBT, net of current	4,823,333	13,755,255
NOTES PAYABLE OTHER, net of current	523,533	—
NOTES PAYABLE-STOCKHOLDERS	550,000	1,210,000
LIABILITY FOR WARRANTS ISSUED	—	3,291,775
RETIREMENT BENEFIT PAYABLE, net of current	268,281	283,911

TOTAL LIABILITIES	40,820,261	24,967,089

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	1,321	605
Paid-in capital	31,313,354	599,461
Accumulated deficit	(9,704,050)	(3,314,197)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	21,610,625	(2,714,131)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$62,430,886	$22,252,958

About ClearPoint

ClearPoint Business Resources, Inc. is a leading Workforce Management Solutions provider to clients ranging from small businesses to Fortune 500 companies. Our I-Labor Network of franchises and affiliates provides customized workforce solutions with performance-based deliverables, creating increased productivity. The Company’s services can streamline and optimize the complex processes involved in the procurement and management of a contingent workforce. ClearPoint’s proprietary suite of technology provides a cutting edge human capital portal that allows companies to manage their workforce in one click. This unique approach involving their specialized consultant teams puts them at the forefront of the rapidly evolving Human Capital industry.

For more information about ClearPoint, visit www.clear-point.com.

Contact Information

Company:	Investor Relations:

Chris Ferguson, President	Bryan Kobel
ClearPoint Business Resources, Inc.	Hayden Communications
(215) 997-7710	(646) 383-7621
CFerguson@clear-point.com	Bryan@haydenir.com